Exhibit 99.2

CEPI and VBI Vaccines collaborate to advance vaccine candidates against COVID-19 variants

●	Up to $33m of funding will support development of VBI’s enveloped virus-like particle (eVLP) vaccine candidates against COVID-19 variants of concern.

●	Phase 1 clinical study of VBI’s eVLP vaccine candidate, VBI-2905, targeting the B.1.351 variant, anticipated to initiate mid-year 2021.

OSLO/CAMBRIDGE, Mass., 10 March 2021—CEPI, the Coalition for Epidemic Preparedness Innovations, and VBI Vaccines Inc. (Nasdaq: VBIV), today announced a partnership to develop VBI’s enveloped virus like particle (eVLP) vaccine candidates against SARS-CoV-2 variants, including the B.1.351 variant, also known as 501Y.V2, first identified in South Africa.

CEPI will provide up to $33m to support the advancement of VBI-2905, a monovalent eVLP candidate expressing the pre-fusion form of the spike protein from the B.1.351 strain, through Phase 1 clinical development. As part of the agreement, this funding will also support preclinical expansion of additional multivalent vaccine candidates designed to evaluate the potential breadth of VBI’s eVLP technology. This preclinical expansion is intended to develop clinic-ready vaccine candidates capable of addressing emerging variants.

Dr Richard Hatchett, CEO of CEPI, said:

“Remarkable progress has been made to develop safe and effective vaccines against COVID-19, but in parallel to the global roll out of vaccines we must now redouble our R&D efforts so we have the tools we need to tackle emerging variants of the virus. I am delighted that CEPI will support the development of VBI’s promising vaccine candidates against variants of concern, which crucially can be made globally accessible through COVAX if proven to be safe and effective.

“Today, CEPI also launches its 5-year plan to substantially reduce, and in the long-term even eliminate, the risk of epidemic and pandemic diseases, including coronaviruses. If we are to achieve this future, we must act now by investing in crucial R&D to optimise our vaccination strategies and technologies.”

Jeff Baxter, President and CEO of VBI, said:

“We are grateful for CEPI’s partnership, support, and confidence in our eVLP approach to vaccine development. We look forward to working with CEPI, who has played a crucial role in the development of COVID-19 vaccines over the last 12 months, and we remain steadfast in our mission to contribute to the end of the ongoing pandemic and the long-term protection against coronaviruses.”

VBI’s eVLP technology has been supported by investment from the Government of Canada, which is a long-standing and vital CEPI supporter and investor.

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Karina Gould, Canadian Minister of International Development, said:

“Canada is deeply committed to its vaccine partnerships. The innovative collaboration announced today will help to ensure that millions will have access to safe vaccines against COVID-19 and future infectious disease threats.”

Race against viral mutation

CEPI is investing in the development of vaccines against COVID-19 variants to help the world to stay one step ahead of the virus.

The virus that causes COVID-19 is constantly mutating. Variant B.1.1.7 (first identified in the UK) is up to 70% more transmissible than the virus that emerged in Wuhan and has since been confirmed to be associated with an increased risk of hospitalisation and death. Variants B.1.351 and P.1 (identified in South Africa and Brazil, respectively) are even more concerning. They spread rapidly, can reinfect people who have been infected before, and they are rendering our countermeasures—including our vaccines and monoclonal-antibody treatments—less effective. The increased transmissibility of these variants could result in a reversal in the global downward trends in transmission seen in recent weeks resulting in a renewed burden on health systems, and more deaths.

Equitable access key to ending acute phase of pandemic

The rate of viral mutation is a function of the global spread of the virus, so it is imperative to control transmission everywhere. CEPI is therefore committed to enabling global equitable access to COVID-19 vaccines and, through this agreement, CEPI and VBI have agreed that the vaccine candidates supported by CEPI will be made available to the COVAX Facility for procurement and allocation, if proven to be safe and effective. The COVAX Facility aims to ensure equitable access to COVID-19 vaccines for all countries, at all levels of development, that wish to participate. To date, COVAX has delivered vaccines to over 30 countries, with the aim of distributing 2 billion doses globally in 2021.

VBI’s eVLP Coronavirus Vaccine Candidates

VBI Vaccines is advancing a suite of coronavirus vaccine candidates, under the VBI-2900 program, developed using the Company’s proprietary eVLP platform technology in collaboration with the National Research Council of Canada. Coronaviruses are enveloped by nature which make them a prime target for VBI’s eVLP platform technology. VBI’s eVLP technology is flexible and highly customizable, allowing for expression of multiple protein antigens of interest on the surface of the particles. eVLPs create a close mimic of the natural presentation of viruses and they carry multiple copies of the target protein, designed to trigger a potent immune response.

Through this partnership with CEPI, VBI will develop VBI-2905 through Phase 1, and additional multivalent candidates through preclinical studies. VBI and CEPI expect to initiate Phase 1 studies of VBI-2905 – the first eVLP-based vaccine candidate in the CEPI portfolio - mid-year 2021.

An adaptive Phase 1/2 study of VBI-2902 is already ongoing at nine clinical sites in Canada, having initiated earlier in March 2021, and is supported by a contribution from the Canadian Government’s Strategic Innovation Fund.

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Notes to Editors

Preclinical Data from VBI’s eVLP Coronavirus Vaccine Candidates

Previous preclinical studies suggest the highly potent and immunogenic potential of the eVLP platform. In a series of preclinical studies of VBI-2902, a monovalent eVLP expressing the stabilized pre-fusion form of the SARS-CoV-2 spike protein, neutralizing antibody (nAb) geometric mean titers (GMT) elicited by the vaccine candidate registered 4x higher than the GMT of high-titer convalescent sera after one dose, increasing to 64x higher after two doses. Additionally, preclinical evaluation of VBI-2901, a trivalent eVLP candidate expressing the SARS-CoV-2, SARS-CoV (SARS), and MERS-CoV (MERS) spike proteins, showed the vaccine induced antibody titers to all three coronaviruses expressed in the vaccine, in addition to a seasonal human coronavirus, HCoV-OC43. Broadened reactivity to HCoV-OC43, a coronavirus not expressed in the vaccine candidate, suggests that VBI’s multivalent eVLPs may allow for the production of broadly reactive antibodies, which offer potential for protection from known and emerging variants of COVID-19.

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CEPI’s $3.5 billion investment case – The Urgency of Now. Turning the tide against epidemic and pandemic infectious diseases

The full investment case, published today, may be accessed at www.endpandemics.cepi.net.

About CEPI

CEPI is an innovative partnership between public, private, philanthropic, and civil organisations, launched at Davos in 2017, to develop vaccines to stop future epidemics. CEPI has moved with great urgency and in coordination with WHO in response to the emergence of COVID-19. CEPI has initiated 12 partnerships to develop vaccines against the novel coronavirus. The programmes will leverage rapid response platforms already supported by CEPI as well as new partnerships. The aim is to advance COVID-19 vaccine candidates into clinical testing as quickly as possible.

Before the emergence of COVID-19 CEPI’s priority diseases included Ebola virus, Lassa virus, Middle East Respiratory Syndrome coronavirus, Nipah virus, Rift Valley Fever virus and Chikungunya virus. CEPI also invested in platform technologies that can be used for rapid vaccine and immunoprophylactic development against unknown pathogens (Disease X).

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About VBI Vaccines Inc

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

About COVAX

COVAX is the vaccines pillar of the ACT-Accelerator. It is co-led by CEPI, Gavi, the Vaccine Alliance, and the World Health Organization (WHO) with lead delivery partner UNICEF, working in partnership with developed and developing country vaccine manufacturers, the World Bank, Civil Society Organisations and others. COVAX is the only global initiative that is working with governments and manufacturers to ensure COVID-19 vaccines are available worldwide to economies of all financial means.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

Media Contacts

CEPI

Email: press@cepi.net

Phone: +44 7387 055214

VBI Vaccines Inc

Nicole Anderson

Director, Corporate Communications & IR

Email: IR@vbivaccines.com

Phone: (617) 830-3031 x124

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